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                                                                      EXHIBIT 12

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

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                                                                  YEAR-TO-DATE ENDED
                                                                       JUNE 26, 1994
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
Fixed Charges
  Interest expense.......................................................    $34,312
  Interest related to ESOP (1)...........................................        701
  Capitalized interest...................................................        707
  Portion of rents deemed to be interest.................................     10,278
  Amortization of debt expense...........................................        177
                                                                           ---------
      Total Fixed Charges................................................    $46,175
                                                                           ---------
                                                                           ---------
Earnings
  Income from continuing operations before income taxes..................    $76,115
  Fixed charges, less capitalized interest and interest related to
   ESOP..................................................................     44,767
  Amortization of capitalized interest...................................      2,066
  Distributed income from less than 50% owned unconsolidated
   affiliates............................................................        196
  Subtract: Equity income from less than 50% owned unconsolidated
    affiliate............................................................       (308)
                                                                           ---------
      Total Earnings.....................................................   $122,836
                                                                           ---------
                                                                           ---------
Ratio of earnings to fixed charges.......................................        2.7

(1) The Company has guaranteed repayment of $24,200,000 of debt of the Employee Stock Ownership Plan and, accordingly, has included the related interest in fixed charges.
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